UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20429

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CU BANCORP

(Exact name of registrant as specified in its charter)

California	20-1461510
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15821 Ventura Blvd., Suite 100 Encino, California	91436
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.

Common Stock, no par value

The description of the Registrant’s Common Stock is set forth under the caption “DESCRIPTION OF CU BANCORP COMMON STOCK” in the Joint Proxy Statement/Prospectus constituting a part of the Registrant’s Registration Statement on Form S-4 (File No. 333-180739), as amended (the “Registration Statement”), first filed by the Registrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission on April 13, 2012, including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act, which description is herein incorporated by reference.

Item 2. Exhibits.

In accordance with the Instructions as to Exhibits to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CU BANCORP
(Registrant)

Dated: October 4, 2012

	By:	/s/ David I. Rainer
David I. Rainer
Chairman, President and CEO

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